                                                                   EXHIBIT 12(b)
                                                                     PAGE 1 of 2


                             UNION ELECTRIC COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS



                                                                                YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------------------
                                                                                                                   12 Months
                                                                                                                     Ended
                                                                                                                   March 31,
                                                                   1989      1990      1991      1992      1993      1994
                                                                 --------  --------  --------  --------  --------  ---------
                                                                             (Thousands of Dollars Except Ratios)

Net income for the period......................................  $285,605  $294,219  $321,512  $302,748  $297,160   $291,181
 Add:
  Taxes based on income........................................   181,793   191,532   218,954   197,009   182,716    185,243
  Fixed charges (see below)....................................   177,611   188,698   168,380   136,227   130,914    129,541
                                                                 --------  --------  --------  --------  --------   --------

Earnings available for fixed
 charges and preferred stock
 dividend requirements of Company..............................  $645,009  $674,449  $708,846  $635,984  $610,790   $605,965
                                                                 ========  ========  ========  ========  ========   ========

 Fixed charges:
  Interest on debt.............................................  $172,288  $183,215  $163,061  $125,798  $124,430   $122,753
  Amortization of premium and
   discount, less expense, on
   debt; and bond defeasance
   cost........................................................     4,283     4,369     4,148     9,521     5,170      5,428
  Rentals (see note)...........................................     1,040     1,114     1,171       908     1,314      1,360
                                                                 --------  --------  --------  --------  --------   --------
   Total fixed charges.........................................  $177,611  $188,698  $168,380  $136,227  $130,914   $129,541

Preferred stock dividend requirements
 of Company *(Adjusted for income
 tax effect)...................................................    29,994    22,901    22,213    21,852    21,537     21,289
                                                                 --------  --------  --------  --------  --------   --------

Total fixed charges and preferred
 stock dividend requirements...................................  $207,605  $211,599  $190,593  $158,079  $152,451   $150,830
                                                                 ========  ========  ========  ========  ========   ========

Ratio of earnings to fixed charges
 and preferred stock dividends.................................      3.11      3.19      3.72      4.02      4.01       4.02
                                                                 ========  ========  ========  ========  ========   ========

Note:  Represents the interest factor applicable to rentals.
* See following page for supporting computation.

                                                                   EXHIBIT 12(b)
                                                                     PAGE 2 of 2


                             UNION ELECTRIC COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS


                                                                                YEAR ENDED DECEMBER 31,                 12 Months
                                                                 -----------------------------------------------------    Ended
                                                                                                                        March 31,
                                                                   1989       1990       1991       1992       1993       1994
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                                               (Thousands of Dollars Except Ratios)

Computation of preferred stock
 dividend requirements of Company,
 adjusted for income tax effect*
  Preferred stock dividend require-
   ments of Company, as shown on
   statement of earnings.......................................  $ 19,134   $ 14,693   $ 14,059   $ 14,058   $ 14,087   $ 13,719

 Less deductible preferred stock
  dividends**..................................................     2,085      2,085      2,085      2,085      1,973      1,816
                                                                 --------   --------   --------   --------   --------   --------

 Non-deductible preferred stock
  dividends....................................................  $ 17,049   $ 12,608   $ 11,974   $ 11,973   $ 12,114   $ 11,903
                                                                 ========   ========   ========   ========   ========   ========

 Excess of net income before income
  taxes over net income (percentage) -
  See note below...............................................      63.7%      65.1%      68.1%      65.1%      61.5%      63.6%
                                                                 --------   --------   --------   --------   --------   --------

 Income tax effect on non-deductible
  preferred stock dividends*...................................  $ 10,860   $  8,208   $  8,154   $  7,794   $  7,450   $  7,570
 Add:
  Deductible preferred stock
   dividends (above)...........................................     2,085      2,085      2,085      2,085      1,973      1,816
  Non-deductible preferred stock
   dividends (above)...........................................    17,049     12,608     11,974     11,973     12,114     11,903
                                                                 --------   --------   --------   --------   --------   --------

 Preferred stock dividend requirements
  of Company, adjusted for income
  tax effect...................................................  $ 29,994   $ 22,901   $ 22,213   $ 21,852   $ 21,537   $ 21,289
                                                                 ========   ========   ========   ========   ========   ========

Note:  Calculated as follows -
   Net income before income
   taxes.......................................................  $467,398   $485,751   $540,466   $499,757   $479,876   $476,424
   Less net income.............................................   285,605    294,219    321,512    302,748    297,160    291,181
                                                                 --------   --------   --------   --------   --------   --------
   Excess - Taxes based on
    income.....................................................  $181,793   $191,532   $218,954   $197,009   $182,716   $185,243
                                                                 ========   ========   ========   ========   ========   ========
    - Percentage of net income.................................      63.7%      65.1%      68.1%      65.1%      61.5%      63.6%
                                                                 ========   ========   ========   ========   ========   ========


* Income tax adjustment to reflect pre-tax earnings required to meet preferred stock dividend.
**  Dividends deductible on federal income tax return.